GAMCO GLOBAL SERIES FUNDS, INC. 485BPOS

Exhibit 28(a)(xiv)

GAMCO GLOBAL SERIES FUNDS, INC.

ARTICLES OF AMENDMENT

GAMCO Global Series Funds, Inc , a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that

FIRST The charter of the Corporation (the “Charter”) is hereby amended to reflect that one class of the Corporation’s common stock and the sub-series of that class are redesignated as follows

CURRENT DESIGNATION	NEW DESIGNATION

The GAMCO Global Growth Fund	The Gabelli Global Growth Fund

The GAMCO Global Growth Fund	The Gabelli Global Growth Fund
Class AAA Stock	Class AAA Stock

The GAMCO Global Growth Fund	The Gabelli Global Growth Fund
Class A Stock	Class A Stock

The GAMCO Global Growth Fund	The Gabelli Global Growth Fund
Class C Stock	Class C Stock

The GAMCO Global Growth Fund	The Gabelli Global Growth Fund
Class I Stock	Class I Stock

SECOND The forgoing amendments to the Charter were approved by a majority of the entire Board of Directors of the Corporation, and are limited to changes expressly permitted by §2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation

THIRD The amendments to the Charter as set forth above do not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of any class or sub-series of shares of the Corporation

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Secretaiy as of this 27th day of December, 2019. The President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief and under the penalties for perjury, all matters and facts contained herein with respect to authorization and approval of these Articles of Amendment are true in all material respects.

ATTEST		GAMCO GLOBAL SERIES FUNDS, INC

By		By
	Andrea R Mango		Bruce N Alpert
	Secretary		President